UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2013

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:(732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Form 8-K/A is being filed as an Amendment (“Amendment No. 1) to the Current Report on Form 8-K filed by Northfield Bancorp. Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 22, 2013.  The purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers.

Item 5.07Submission of Matters to a Vote of Security Holders

On May 22, 2013, at the Company’s 2013 Annual Meeting of Stockholders, the stockholders cast their votes with respect to the advisory vote on the frequency of future stockholder votes to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.

After considering the stockholder voting on this matter, in which the choice receiving the highest number of votes was “one year”, the Company’s Board of Directors has determined that it will hold future stockholder advisory votes on executive compensation every year, in accordance with the vote of its stockholders, until the next required vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation.

Item 9.01.Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable

Exhibit No.Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE:  October 1, 2013     By:/s/ William R. Jacobs

William R. Jacobs

Chief Financial Officer

(Principal Financial and Accounting Officer)